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                                                                   Exhibit 99.2

                  [LETTERHEAD OF CEPHALON, INC. APPEARS HERE]

                                        August 23, 1995

Genelco S.A.
8 Route de Beaumont
1701 Fribourg
Switzerland

                  Re: Amendment No. 2 to Trademark Agreement
                      --------------------------------------

Gentlemen:

        This letter agreement shall serve as an amendment to the Trademark Agreement dated January 20, 1993, as amended prior to the date hereof (the "Trademark Agreement") between Cephalon, Inc. ("Cephalon") and Genelco S.A. ("Genelco").

        1. All capitalized terms not otherwise defined herein shall be used as defined in the Trademark Agreement.

        2. The term "Territory," for all purposes under the Trademark Agreement is hereby expanded to include Japan.

        3. The following trademark applications and registered trademarks related to Licensed Products and/or the Compound, are or will be filed in the Territory and are hereby licensed to Cephalon under the Trademark Agreement:

           PROVIGIL
            United States:      Application No. 74/507,491
            United Kingdom:     Registration No. 1,566,855
            Japan:              Application No. 6-101738
            Ireland:            Application No. 5035/94
            Mexico:             Application No. 212,921

        4. For and in consideration of the expansion of the Territory to include Japan under this Amendment No. 2 (and in addition to any compensation payable under the Trademark Agreement with respect to other countries in the Territory), Cephalon will pay to Genelco, pursuant to Article III(1) of the Trademark Agreement, a royalty with respect to Net Sales of a Licensed Product in Japan that will be calculated at the rate of 3% of such Net Sales.


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Genelco S.A.
Amendment No. 2
August 23, 1995
Page 2

        5. Each of Cephalon and Genelco hereby restates its respective representations and warranties made in the Trademark Agreement, as amended pursuant to this letter agreement.

        6. Except as modified by this letter agreement, all provisions of the Trademark Agreement are confirmed to be and shall remain in full force and effect.

        If the foregoing is acceptable, please indicate your agreement in the space provided below.

                                        CEPHALON, INC.


                                        By: /s/ Frank Baldino, Jr.
                                            ----------------------------
                                            Frank Baldino, Jr., Ph.D.
                                            President and Chief Executive
                                            Officer


Accepted and agreed to this
___ day of August, 1995.

GENELCO S.A.


By: /s/ [SIGNATURE ILLEGIBLE]
    -------------------------